UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2023

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blocks A & B, Portway Building, Granta Park Great Abington, Cambridge United Kingdom	CB21 6GS
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 22, 2023, the Board of Directors (the “Board”) of Bicycle Therapeutics plc (the “Company”) appointed Alethia Young as Chief Financial Officer and principal financial officer, effective on or about July 17, 2023 (the “Start Date”). Ms. Young will replace Lee Kalowski, who has resigned from his role as Chief Financial Officer and all other roles he holds with the Company and Bicycle Therapeutics Inc. (“BTI”), effective as of June 22, 2023 (the “Transition Date”). As of the Transition Date, Mr. Kalowski will no longer be an officer, executive or agent of either the Company or BTI. At the time of this report, BTI has not yet entered into any compensation, transition or severance arrangements with Mr. Kalowski in connection with the announcement described above. In addition, on June 22, 2023, the Board appointed Travis Thompson as the Company’s Chief Accounting Officer and principal accounting officer, effective as of the Transition Date.

Appointment of Alethia Young as Chief Financial Officer

Prior to her appointment as the Chief Financial Officer, Ms. Young, age 45, served as the Chief Financial Officer of Graphite Bio, Inc. (Nasdaq: GRPH), a clinical-stage gene editing company, since April 2022. Ms. Young previously served as Senior Biotech Analyst and Head of Research for Cantor Fitzgerald from August 2018 until April 2022, where she managed the equity research department covering large-cap and small- to mid-cap biotechnology companies. Prior to joining Cantor Fitzgerald in 2018, she held senior biotech analyst positions at Credit Suisse and Deutsche Bank. Earlier in her career, she was a research policy analyst and president at Marwood Group, providing healthcare-focused advisory services to institutional investors. She began her career at JP Morgan in the investment banking and asset management divisions. Since June 2022, Ms. Young has also served on the board of directors of PTC Therapeutics, Inc. (Nasdaq: PTCT), a commercial-stage pharmaceutical company. Ms. Young received a B.A. in economics and Spanish from Duke University.

Pursuant to Ms. Young’s employment agreement with BTI, Ms. Young will receive a base salary of $480,000, which may be increased but not decreased at BTI’s discretion in the future. Ms. Young will also be eligible to receive an annual performance bonus target of 50% of her base salary, the achievement of which is based on Ms. Young’s performance and the Company’s achievement of targeted annual goals. For 2023, Ms. Young’s bonus will not be prorated based on her start date and she will be eligible to receive the full target amount, if achieved. Ms. Young will also be eligible to earn a signing bonus in the total amount $100,000, with $50,000 being advanced on the Start Date and the remaining $50,000 advanced on the first anniversary of the Start Date. She must remain employed for one year following each payment to earn the applicable advance payment, and each advance will be repayable in full if not earned. Ms. Young will receive an option to purchase 120,000 shares of the Company’s ordinary shares, pursuant to the terms of the Company’s 2020 Equity Incentive Plan and subject to vesting and Ms. Young’s continued employment through each such vesting date. Ms. Young will also be eligible to participate in BTI’s health, welfare, and retirement plans on the same basis as all of BTI’s other employees.

During her employment, Ms. Young will be subject to BTI’s standard Proprietary Information, Inventions, and Non-Solicitation Agreement.

Ms. Young will be eligible to receive severance benefits upon certain employment termination scenarios if she signs a separation agreement containing a general release of claims in favor of the Company and its subsidiaries and other standard terms. If Ms. Young’s employment is terminated by BTI without cause, or by Ms. Young for good reason, she will receive 9 months of her base salary in effect at the time of her employment termination, up to 9 months of COBRA insurance continuation and forgiveness of the obligation to repay any unearned signing bonus advance, if applicable. In the event her employment is terminated by BTI without cause, or by Ms. Young for good reason, within 12 months following a change in control of the Company, she will receive 18 months of her base salary in effect at the time of her employment termination, up to 18 months of COBRA insurance continuation, a lump sum equal to her full annual bonus at the target percentage for the year in which her employment is terminated (in addition to any unpaid bonus earned in the prior year but still unpaid), full acceleration of vesting for any unvested equity awards, and forgiveness of the obligation to repay any unearned signing bonus advance, if applicable.

In connection with Ms. Young’s appointment as Chief Financial Officer, the Company and Ms. Young will also enter into the Company’s standard form of indemnity agreement, which requires the Company to indemnify Ms. Young to the fullest extent permitted by the law of England and Wales, for certain liabilities to which she may become subject as a result of her affiliation with the Company.

There are no family relationships among Ms. Young and any of the Company’s directors or executive officers, nor are there any related party transactions between Ms. Young and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the terms of the employment agreement is not complete and is qualified in its entirety by reference to the full text of the employment agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Appointment of Travis Thompson as Chief Accounting Officer

Effective as of the Transition Date, the Board appointed Mr. Thompson to serve as the Chief Accounting Officer and principal accounting officer of the Company.

Mr. Thompson joined the Company in April 2018 prior to its initial public offering and has been responsible for scaling the accounting and finance team, processes and systems. Prior to joining the Company, Mr. Thompson spent over 15 years in Ernst & Young’s assurance practice, working extensively with biotech, pharmaceutical and medical devices companies in all stages of development. He graduated from The College of the Holy Cross with a B.S. in Economics & Accounting.

There are no family relationships among Mr. Thompson and any of the Company’s directors or executive officers, nor are there any related party transactions between Mr. Thompson and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Thompsons’s appointment as Chief Accounting Officer, the Company and Mr. Thompson will enter into the Company’s standard form of indemnity agreement, which requires the Company to indemnify Mr. Thompson to the fullest extent permitted by the law of England and Wales, for certain liabilities to which he may become subject as a result of his affiliation with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2023	BICYCLE THERAPEUTICS PLC

	By:	/s/ Kevin Lee
Name: Kevin Lee
Title: Chief Executive Officer